BURLINGTON RESOURCES FINANCE COMPANY

                             UNDERWRITING AGREEMENT
                      (FULLY AND UNCONDITIONALLY GUARANTEED
                          BY BURLINGTON RESOURCES INC.)

                               STANDARD PROVISIONS
                                (DEBT SECURITIES)



         , 2001


     From time to time, Burlington Resources Finance Company, a Nova Scotia unlimited liability company (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Debt Securities and has filed with, or transmitted for filing to, or will file with the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to and in accordance with Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus as amended pursuant to and in accordance with Rule 424(b) of the Securities Act from time to time included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the



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                                       2


date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company's knowledge, threatened by the Commission.

     (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

     (c) The Company is an unlimited liability company duly organized, validly existing and in good standing under the laws of Nova Scotia, Canada, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a


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                                       3


material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) Each subsidiary of the Company, if any, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) This Agreement has been duly authorized, executed and delivered by the Company, as principal and not as agent.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, as principal and not as agent, and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (g) The Offered Securities have been duly authorized by the Company, as principal and not as agent, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws (or other equivalent organizational document) of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or affiliates that is material to the Company

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                                       4


and its subsidiaries, taken as a whole, or any judgment or decree of any governmental agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

     (i) There has not occurred any material adverse change in, or any adverse development which materially affects, the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

     (j) All descriptions in the Registration Statement, preliminary prospectus and Prospectus of statutes, regulations, legal or governmental proceedings, contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown; and there are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of any of them is subject which are required to be described in the Registration Statement or the Prospectus or any amendments or supplements thereto and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (k) The Company is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

     2. Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Managers' judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.


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                                       5


     3. Purchase and Delivery. Except as otherwise provided in this Section 3, payment for the Offered Securities shall be made by certified or official bank check or checks or wire transfer payable to the order of the Company in immediately available funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Managers for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Managers shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Underwriters duly paid.

     4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Guarantor's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          (b) The Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all


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                                       6


     of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) The Managers shall have received on the Closing Date (i) an opinion of Cahill Gordon & Reindel, special U.S. counsel to the Guarantor and Bennett Jones LLP, special Canadian counsel to the Company, addressing the matters set forth in paragraphs (i), (ii)(a), (iv), (v), (vi), (vii),
     (viii), (ix), (x), (xi) (items (a), (b) and (c)), (xii)(b), (xiii) and
     (xiv), (b) of Exhibit A attached hereto, and (ii) an opinion of the Vice President and General Counsel of the Guarantor and the Company, addressing the matters set forth in paragraphs (ii)(b), (iii), (x), (xi) (item (d)),
     (xii)(a) and (xiv)(a) of Exhibit A.

          (d) The Managers shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, special counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit B.

          (e) The Managers shall have received on each of the date hereof and the Closing Date a letter, dated such date, in form and substance reasonably satisfactory to the Managers, from PricewaterhouseCoopers LLP, independent accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

          (f) The Managers shall have received (i) on the date of this Agreement, a guarantee in the form of Exhibit C (the "Underwriting Agreement Guarantee") executed by Burlington Resources Inc., a Delaware corporation, (the "Guarantor") and (ii) on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, to the effect that the representations and warranties of the Guarantor contained in the Underwriting Agreement Guarantee are true and correct as of the Closing Date and that the Guarantor has complied with, and satisfied all of, the conditions to be performed or satisfied by it on or before the Closing Date.

          (g) The Managers shall have received on the Closing Date a guarantee agreement (the "Securities Guarantee"), in form and substance satisfactory to the Managers, under which the Guarantor agrees to


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                                       7


     irrevocably and unconditionally guarantee all of the Company's obligations under the Indenture and in respect of the Offered Securities.

     5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

          (a) To furnish the Managers, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Managers may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object.

          (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Offered Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky


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                                       8


     laws of such jurisdictions as the Managers shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Managers may designate and (ii) any review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

          (e) To make generally available to the Company's security holders and to the Managers as soon as practicable an earnings statement of the Guarantor covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities (other than the Offered Securities) without the prior written consent of the Managers.

     6. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its


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                                       9


directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of


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                                       10


counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabil ities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent,


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                                       11


knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Offered Securities purchased by each of such Underwriters and not joint.

     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

     7. Termination. This Agreement shall be subject to termination, by notice given by the Managers to the Company, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National

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                                       12


Association of Securities Dealers, Inc., (ii) trading of any securities of the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Managers, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

     8. Defaulting Underwriters. [Applicable only if there is more than one Underwriter of the Offered Securities.] If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities of any series that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Offered Securities of such series which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities of such series to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities of such series set forth opposite their respective names above bears to the aggregate amount of Offered Securities of such series set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities of any series that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities of any series and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities of such series to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate with respect to such series of Offered Securities without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in


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                                       13


the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Under writers in connection with this Agreement or the offering of the Offered Securities.

     9. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Solely for purposes of enforcing this Agreement, the Company hereby consents to personal jurisdiction, service of process and venue in any court in which any claim or proceeding that is subject to this Agreement is brought against it. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction or conduct in connection therewith is hereby waived by the Company. The agreements contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Agreement.

     10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     11. Notices. All references herein and in the Underwriting Agreement to the Managers when made in connection with any notice to or communication by or with such Managers shall, if there is more than one manager, be deemed to be to the Lead Manager, as designated in the Underwriting Agreement, and all notices shall be given to such Lead Manager at the address set forth therein.

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                                       14

Exhibit A






                                   Opinion of
                    Counsel for the Guarantor and the Company


     The opinion of counsel for the Guarantor and the Company to be delivered pursuant to Section 4(c) of the Underwriting Agreement shall be to the effect that:

          (i) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) the Guarantor (a) has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and
     (b) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

          (iii) each domestic material subsidiary of the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

          (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Underwriting Agreement Guarantee has been duly authorized, executed and delivered by the Guarantor;

          (v) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity);

          (vi) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity);

          (vii) the Securities Guarantee has been duly authorized, executed and delivered by the Guarantor and is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity);

          (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the

     Indenture and the Offered Securities will not contravene any provisions of the certificate of incorporation or by-laws of the Company;

          (ix) the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Underwriting Agreement Guarantee and the Securities Guarantee will not contravene any provisions of the certificate of incorporation or by-laws of the Guarantor;

          (x) to the knowledge of such counsel, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Offered Securities and the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Underwriting Agreement Guarantee and the Securities Guarantee will not contravene any agreement or other instrument binding upon the Guarantor, the Company or any other subsidiary of the Guarantor that is material to the Guarantor and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court of the United States, Canada or any jurisdiction therein or any other jurisdiction having jurisdiction over the Guarantor or any of its subsidiaries, or any provision of applicable law (other than state securities law) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Offered Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities or by the Guarantor of its obligations under the Underwriting Agreement Guarantee or the Securities Guarantee;

          (xi) the statements (a) in the Prospectus Supplement under the captions "Certain Terms of the Debt Securities" and "Underwriting", (b) in the Basic Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution", (c) in the Registration Statement under Item 15 and (d) in "Item 3 - Legal Proceedings" of the Guarantor's most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such documents constitute summaries of the legal matters, documents or legal proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, and fairly summarize the matters referred to therein;

          (xii) such counsel does not know of (a) any legal or governmental proceedings pending or threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of
     (b) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

          (xiii) neither the Company nor the Guarantor are, nor are either of them directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder; and

          (xiv) (a) such counsel is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules and other financial or statistical information included therein as to which such counsel need not express any opinion) was appropriately responsive when so filed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (b) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial or statistical information included therein as to which such counsel need not express any opinion) are appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

     With respect to paragraph (x) above, each of Cahill Gordon & Reindel, special U.S. counsel to the Company and Guarantor, and Bennett Jones LLP, special Canadian counsel to the Company and Guarantor may each (i) limit the agreements and instruments referred to in paragraph (x) of this section to only those agreements and instruments that have been filed pursuant to and in accordance with the Exchange Act and (ii) rely on one or more certificates of the Vice President and General Counsel of the Guarantor and Company for their opinion indicating a lack of conflicts as described in paragraph (x).

     With respect to paragraph (xiv) above, such counsel may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

     The 10b-5 letter shall include the following:

     We have participated in conferences with officers and other representatives of the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor and your representatives and your counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we advise you that on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company and the Guarantor), nothing has come to our attention which leads us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date of such Prospectus, and at all times up to and including the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been asked to, and do not, comment on the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or on any of the information contained in the Statement of Eligibility on Form T-1 of the Trustee).

Exhibit B





                       Opinion of Cravath, Swaine & Moore,
                          Counsel for the Underwriters


     The opinion of Cravath, Swaine & Moore, counsel for the Underwriters, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

          (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (ii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act of 1939, as amended, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally from time to time in effect and, as to the enforceability of obligations, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (iii) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and conform to the description thereof contained in the Prospectus;

          (iv) the Registration Statement became effective under the Securities Act, and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or are pending or contemplated under the Securities Act; and

          (v) such counsel (1) believes that (except for financial statements and related schedules and other financial data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and related schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) believes that (except for financial statements and related schedules and other financial data as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     With respect to clause (v) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.

     Such counsel may rely, to the extent its opinions are based upon matters governed by the laws of other jurisdictions, upon the opinion of other counsel admitted to the bar in such jurisdictions.

Exhibit C





                                    [FORM OF]
                        UNDERWRITING AGREEMENT GUARANTEE
                          BY BURLINGTON RESOURCES INC.

     Burlington Resources Inc., a Delaware corporation (the "Guarantor"), hereby guarantees, as a primary obligor and not merely as surety, the due and punctual payment and performance by Burlington Resources Finance Company, a Nova Scotia unlimited liability company (the "Company"), of its obligations under the Underwriting Agreement dated as of [ ] (the "Underwriting Agreement"), between the several underwriters named therein and the Company (all such obligations being referred as the "Obligations"). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Underwriting Agreement.

     This Underwriting Agreement Guarantee constitutes a guarantee of payment when due and not of collection.

     Guarantor guarantees that the Obligations will be paid when due strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of The Underwriters with respect thereto and regardless of any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor. This Underwriting Agreement Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by The Underwriters upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Underwriting Agreement Guarantee and any requirement that The Underwriters exercise any right or take any action against the Company.

     Until the irrevocable payment in full in cash of all of the Obligations, Guarantor irrevocably waives any claim or other rights which it may now or hereafter acquire against The Underwriters that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Underwriting Agreement Guarantee, including any right of subrogation, reimbursement, exoneration, or indemnification and any right to participate in any claim or remedy of The Underwriters against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for The Underwriters, and shall promptly be credited and applied against the Obligations.

     Guarantor represents and warrants to each of the Underwriters that:

          (a) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Guarantor and its subsidiaries, taken as a whole.

          (b) Burlington Resource Finance Company and each material subsidiary, of Guarantor has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Guarantor and its subsidiaries, taken as a whole.

          (c) This Underwriting Agreement Guarantee and the Securities Guarantee have been duly authorized, executed and delivered by Guarantor.

          (d) The execution and delivery by Guarantor of, and the performance by Guarantor of its obligations under, this Underwriting Agreement Guarantee and the Securities Guarantee will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Guarantor or any agreement or other instrument binding upon Guarantor or any of its subsidiaries or affiliates that is material to

     Guarantor and its subsidiaries, taken as a whole, or any judgment or decree of any governmental agency or court having jurisdiction over Guarantor or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by Guarantor of its obligations under this Underwriting Agreement Guarantee or the Securities Guarantee.

          (e) There has not occurred any material adverse change in, or any adverse development which materially affects, the condition, financial or otherwise, or in the earnings, business or operations of Guarantor and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (f) The Securities Guarantee has been duly authorized, executed and delivered by the Guarantor and is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) The Guarantor is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

     In further consideration of the agreements of the Underwriters contained in the Underwriting Agreement, the Guarantor covenants as follows:

          (a) To make generally available to the Guarantor's security holders and to the Managers as soon as practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (b) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Guarantor substantially similar to the Offered Securities (other than the Offered Securities) without the prior written consent of the Managers.

     This Underwriting Agreement Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     This Underwriting Agreement Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York. This Underwriting Agreement Guarantee sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.

     Guarantor waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Underwriting Agreement Guarantee or the transactions contemplated hereby or the actions of Guarantor and The Underwriters in the negotiation, performance or enforcement hereof.


                                     BURLINGTON RESOURCES INC.,

                                     by
                                         -------------------------------------
                                         Name:
                                         Title: